Exhibit 10.3

THIS VERIFICATION AGENT AGREEMENT dated as of May 25, 2006 (as amended from time to time, this “Agreement”), among GOAL CAPITAL FUNDING TRUST 2006-1, a Delaware statutory trust (the “Issuer”), GOAL FINANCIAL, LLC, a California limited liability company (the “Administrator”) and THE BANK OF NEW YORK., a New York banking corporation, as Verification Agent (the “Verification Agent”).

W I T N E S S E T H:

Whereas, the Issuer and the Administrator have entered into an Administration Agreement dated as of May 25, 2006 (as the same may be amended from time to time, the “Administration Agreement”) among such parties and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), The Bank of New York, as indenture trustee (the “Indenture Trustee”), and The Bank of New York, as eligible lender trustee (the “Eligible Lender Trustee”), in connection with the issuance from time to time by the Issuer of its notes under an Indenture of Trust, dated as of May 25, 2006 by and between the Issuer, the Eligible Lender Trustee and the Indenture Trustee (together with any Supplemental Indentures and any amendments thereto made from time to time in accordance with their respective terms, the “Indenture”); and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Capitalized terms defined in the Indenture and used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1. Duties of the Verification Agent. The Verification Agent agrees, from the date hereof, to perform such duties and only such duties set forth on Schedule I hereto. To the extent necessary, in performing such duties, the Verification Agent shall obtain information from sources other than the Administrator. In carrying out any of its obligations under this Agreement, the Verification Agent may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them and shall not be liable for the acts and omissions of such agents, attorneys, accountants, independent contractors and auditors appointed with due care.

The Verification Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the property party or parties.

It is hereby understood and agreed by the parties hereto that the Verification Agent shall rely solely on information provided to it by the Administrator or appropriate third party sources in performing its duties as set forth in this Agreement and that the Verification Agent shall have no obligation to monitor the performance of the Administrator. The parties hereto further agree that the Verification Agent shall have no liability in connection with the performance of the Administrator under this Agreement or the Indenture.

Section 2. Information Provided by Issuer. Not later than three (3) Business Days prior to each Monthly Servicing Payment Date and each Quarterly Distribution Date, the Issuer shall deliver to the Verification Agent the applicable Servicer’s Report and the applicable Issuer Order in order to enable the Verification Agent to perform its duties pursuant to Section 1 hereof.

Section 3. Indemnification. In performing its duties hereunder, except as otherwise provided herein, the Verification Agent shall be entitled to the same indemnities, and held to the same standard of care, as is the Trustee under the Indenture.

Section 4. Compensation. For so long as the Verification Agent is also acting as the Trustee under the Indenture, the Verification Agent shall waive the separate fee otherwise payable to the Verification Agent under this Agreement.

Section 5. Additional Information to be Furnished. The Administrator, on behalf of the Issuer, shall promptly furnish to the Verification Agent such additional information regarding the Trust Estate as the Verification Agent shall reasonably request for purposes of performing its obligations hereunder.

Section 6. Term of Agreement; Resignation and Removal of Verification Agent.

(a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b) Subject to Section 6(d) hereof, the Verification Agent may resign its duties hereunder by providing the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee and the Administrator with at least 60 days’ prior written notice.

(c) Subject to Section 6(d) hereof, the Issuer may remove the Verification Agent without cause by providing the Verification Agent with at least 60 days’ prior written notice.

(d) No resignation or removal of the Verification Agent pursuant to this Section shall be effective until (i) a successor Verification Agent shall have been appointed by the Issuer and (ii) such successor Verification Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Verification Agent is bound hereunder; provided, however, that the Verification Agent may petition a court of competent jurisdiction to appoint a successor Verification Agent.

(e) The appointment of any successor Verification Agent shall be effective only if each Rating Agency shall have been given at least 10 days’ prior notice of such proposed appointment, and a Rating Confirmation shall have occurred with respect to such appointment.

Section 7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and

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intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related document.

Section 8. Notices. Any notice, report or other communication given hereunder shall be in writing (which includes facsimile or other electronic communications that produce an image) and addressed as follows:

If to the Issuer:	Goal Capital Funding Trust 2006-1
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Jeanne Oller
Facsimile: (302) 636-4140
E-Mail: joller@wilmingtontrust.com

With a copy to the Administrator at the address determined below

If to the Administrator:	Goal Financial, LLC
9477 Waples Street, Suite 100
San Diego, California 92121
Attention: Seamus Garland
Facsimile: (858) 452-6648
E-Mail: sgarland@goalfinancial.net

If to the Verification Agent:	The Bank of New York
10161 Centurion Parkway
Jacksonville, Florida 32256
Attention: Nathan Turner
Facsimile: (904) 988-4740
E-Mail: nturner@bankofny.com

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

Section 9. Amendments. This Agreement may be amended from time to time by the parties hereto so long as a Rating Confirmation has occurred with respect to such amendment. The Verification Agent shall not be required to enter any amendment which affects its own rights, duties or obligations hereunder.

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Section 10. Successors and Assigns. This Agreement may not be assigned by the Verification Agent unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee, unless each Rating Agency shall have been given at least 10 days’ prior notice of, and a Rating Confirmation has occurred with respect to, such assignment. An assignment in accordance with the preceding sentence, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Verification Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Verification Agent without the consent of the Issuer or the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Verification Agent; provided that such successor organization executes and delivers to the Issuer an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of the assignment in the same manner as the Verification Agent is bound hereunder, and each Rating Agency shall have been given 10 days’ prior notice of, and a Rating Confirmation shall have occurred with respect to, such assignment. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

Section 11. Governing Law. THIS VERIFICATION AGENT AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS VERIFICATION AGENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS VERIFICATION AGENT AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 13. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 14. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 16. Entire Agreement. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, written or oral, are merged into and superseded by this Agreement.

Section 17. Additional Covenant of Verification Agent. The Verification Agent, by the execution of this Agreement, covenants, represents and agrees that it will comply with each covenant, agreement or undertaking set forth in the Securitization Cooperation Annex attached to and incorporated in this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GOAL CAPITAL FUNDING TRUST 2006-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

S-1	Verification Agent Agreement

THE BANK OF NEW YORK, as Verification Agent

By:	/s/ William Cardozo
Name:	William Cardozo
Title:	Agent

S-2	Verification Agent Agreement

GOAL FINANCIAL, LLC,
as Administrator

By:	/s/ Seamus Garland
Name:	Seamus Galand
Title:	Secretary

S-3	Verification Agent Agreement

SCHEDULE I

DUTIES OF VERIFICATION AGENT

Prior to each Monthly Servicing Payment Date and each Quarterly Distribution Date, the Verification Agent shall deliver to the Indenture Trustee a certificate certifying as to (a) whether the items set forth below with respect to each such date are accurately reflected in the applicable Monthly Servicer Report and the applicable Issuer Orders and (b) whether, to the extent applicable, such items are calculated in accordance with the Indenture:

(1)	the amounts payable on such Monthly Servicing Payment Date or Quarterly Distribution Date, as applicable, pursuant to Section 5.04 of the Indenture (or, in the event of a continuing Event of Default, Section 6.02 of the Indenture);

(2)	the summary of the Outstanding Amounts of each Class of Notes;

(3)	the aggregate principal balances of the Financed Eligible Loans and the change in such aggregate principal balances since the previous Collection Period;

(4)	the “weighted-average coupon” calculation, which shall be the following until such time as the Administrator notifies the Indenture Trustee in writing that such calculation has been modified: for two or more borrowers, (i) the sum for all such borrowers of the product of the interest rate with respect to each loan and the principal balance of such loan, divided by (ii) the sum of the principal balances with respect to such borrowers; and

(5)	the balance of the Reserve Fund and any change in such balance since the previous Collection Period.

ANNEX A

SECURITIZATION COOPERATION ANNEX

This Annex forms a part of the Verification Agent Agreement dated as of May 25, 2006 (the “Agreement”) among Goal Capital Funding Trust 2006-1 (the “Issuer”), Goal Financial, LLC (the “Administrator”) and The Bank of New York, as verification agent (the “Verification Agent”). Capitalized terms used but not defined in this Annex shall have the meanings assigned to them in Exhibit A hereto and, if not defined therein, in the Agreement.

(1) It is agreed and acknowledged that the purpose of this Annex is to facilitate compliance by Goal with the provisions of Regulation AB and related rules and regulations of the Commission. In furtherance thereof, the Verification Agent agrees to take such actions to assist Goal in connection with any Securitization as Goal may reasonably request, provided that Goal shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than Goal’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Subject to the provisions of the Agreement, the Verification Agent agrees to cooperate promptly and in good faith with any reasonable written request by Goal for information regarding the Verification Agent, including without limitation the following:

(a) information relating to the Verification Agent for use in, or in the preparation of, any prospectus or other Securitization Document; and

(b) information relating to the Verification Agent that is required in order to enable Goal to comply with the reporting requirements of the Exchange Act, including without limitation the requirements to file with the Commission Form 10-D and Form 10-K;

in either case including any information required under Regulation AB as it relates to the Verification Agent or to the Verification Agent’s obligations under the Agreement; provided that notwithstanding Section 4 of the Agreement, any related expenses shall be payable by, or shall be reimbursed by, the Issuer. Such information shall be true and correct and shall not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading.

(2) The Verification Agent shall indemnify the Verification Agent Indemnified Parties for any and all losses arising from or relating to (a) noncompliance of any Verification Agent Information with applicable law, (b) any inaccuracy in or omission from the Verification Agent Information or (c) any breach of a covenant, representation or warranty by the Verification Agent.

(3) This Annex shall survive any termination of the Verification Agent Agreement or resignation or removal of The Bank of New York as Verification Agent with respect to any liability or obligation arising prior to such termination, resignation or removal; it being understood that the Verification Agent shall be required to provide any information reasonably requested by Goal pursuant to this Annex relating to any period during which The Bank of New York was acting as Verification Agent.

Annex A-1

Exhibit A

DEFINITIONS

As used in this Annex, the following terms shall have the following meanings:

“Commission” means, collectively, the Securities and Exchange Commission and any successor agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Goal” means, collectively, the Issuer, Goal Capital Funding, LLC and Goal Financial, LLC, a California limited liability company.

“Agreement” is defined in the preamble to this Annex.

“Issuer” is defined in the preamble to this Annex.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any (i) financing transaction or securities offering that is payable from or secured, directly or indirectly, by all or a portion of the Financed Eligible Loans, (ii) sale or other transfer of all or a portion of the Financed Eligible Loans or (iii) other securitization, secured loan, financing or similar transaction involving all or a portion of the Financed Eligible Loans.

“Securitization Document” means any transaction document or any prospectus, offering document, term sheet, computational material or other information filed with the Commission or delivered to any rating agency, trustee, investor or other participant in connection with or during the term of a Securitization, including (without limitation) any reports under the Exchange Act.

“Verification Agent Indemnified Parties” means (a) Goal, any subsequent purchaser or any beneficial owner of the Financed Eligible Loans, (b) in the event of any Securitization of some or all of the Financed Eligible Loans, any trustee, underwriter, placement agent, initial purchaser, rating agency, any special purpose entity service company (i.e., any company providing “independent directors”, management, ownership or related services in connection with securitization entities) or bond insurer in any of the transactions relating to the Securitization and (c) any of their respective officers, directors, agents, employees and “controlling persons” (within the meaning of the Securities Act or the Exchange Act).

Annex A-2

“Verification Agent Information” means any information in any Securitization Document describing or relating to the Verification Agent or any information delivered by the Verification Agent to Goal pursuant to this Annex.

Annex A-3